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                                                                   EXHIBIT 10.12

                          STRATEGIC TIMBER TRUST, INC.
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


Strategic Timber Trust, Inc., a Georgia corporation (hereinafter "STT" or "Employer") and Thomas P. Broom ("Executive") hereby agree as follows:

1.       EMPLOYMENT

This Agreement is entered into by STT and Executive in contemplation of a registered initial public offering of STT's common stock ("the IPO"). Executive acknowledges that he has special knowledge, expertise, contacts and other information with respect to the Restricted Business (as defined below), that he will be provided with confidential information (as defined below) and that STT's employment of Executive upon the consummation of the IPO is in consideration of the promises and agreements contained in this Agreement. This Agreement shall govern the employment of Executive as an officer of STT.

2.       EFFECTIVENESS OF AGREEMENT; TERM

This Agreement shall become effective on the consummation of the IPO ("the Effective Date"), but shall be void and of no further effect if the IPO has not been consummated by December 31, 1999. The term of Executive's employment pursuant to this Agreement shall be for the period from and including the Effective Date until and including the fourth anniversary of the Effective Date, and for additional, consecutive one-year periods thereafter, all unless earlier terminated as provided in Section 8, below.

3.       DUTIES AND RESPONSIBILITIES

During Executive's employment pursuant to this Agreement, Executive shall hold such office or offices as he shall be elected to by the Board of Directors of STT, shall perform the duties of such office or offices pursuant to the direction of the Board of Directors of STT (or any committee thereof) or of the Chief Executive Officer of STT, shall perform such duties to the best of his ability, shall use his good faith efforts to promote the success of the business of STT, shall devote his entire business time to the affairs of STT and shall not engage in any other business activity or occupation during normal business hours for gain, profit, or other pecuniary advantage; provided, however, that the foregoing shall not be construed as preventing Executive from investing or trading for his own benefit or for that of the members of his family in stocks, bonds, securities or other similar forms of investment in public securities markets, serving as a director of another corporation or engaging in any family enterprise or in charitable, civic or other similar pursuits, so long as they do not materially interfere with Executive's performance of his duties under this Agreement.


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4.       COMPENSATION AND RELATED MATTERS

         (a) BASIC: During the Executive's employment pursuant to this Agreement, STT:

                  (i) shall pay Executive a minimum salary of $ 175,000.00 per annum in accordance with STT's normal and usual payroll schedule ("Salary"), and

                  (ii) shall include Executive in all retirement plans, insurance plans and other fringe benefits and arrangements that may be authorized and adopted for the benefit of executives of STT generally. ("Benefits" ).

         (b) RAISES AND BONUSES: STT's Board of Directors, acting directly or through its Compensation Committee, may, in its sole discretion and for any reason, increase Executive's salary and/or grant Executive additional compensation as a bonus (a "Bonus") .

         (c) VACATIONS, HOLIDAYS AND SICK LEAVE: Executive shall be entitled to vacation, holidays and sick days with pay as determined by STT.

         (d) NO DIVESTMENT: No termination of Executive's employment shall divest Executive of his right to receive all or any unpaid portion or installment of any of his Salary or Bonus to which he is otherwise entitled pursuant to the terms of this Agreement.

5.       NONCOMPETITION; NO INTERFERENCE

         (a) CERTAIN DEFINED TERMS: For purposes of this Agreement, the following words and phrases have the meanings set forth below:

                  (i) "CUSTOMER" means any purchaser of timber from Employer, and any potential purchaser solicited by Employer, with which Executive had contact during the term of his employment hereunder.

                  (ii) "PROPERTY OWNERS" means persons and entities with whom Employer has contracted for, or with whom Employer has undertaken any phase of negotiation regarding, the acquisition of timberlands, timber cutting rights, timber deeds, or any other types of property rights, with which Executive had contact during the term of his employment hereunder.

                  (iii) "RESTRICTED BUSINESS" means the business of owning timberland, selling or purchasing timberland, and selling timber or cut logs, or any of the foregoing, whether undertaken directly or indirectly.

                  (iv) "TERRITORY" means North America, Central America and South America.



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                  (v)      "RESTRICTED PERIOD" means the period of Executive's
                           employment with STT pursuant to this Agreement (i.e., the period extending from the Effective Date until the Termination Date, as defined in paragraph no. 8(b)(vi), below) plus one year from the Termination Date.

                  (vi) "EMPLOYER," for purposes of this Section 5 only, means STT, Strategic Timber Operating Co. ("STOC"), Strategic Timber Partners, LP ("STP") and their subsidiaries and affiliates which were in existence on the Effective Date or which came into existence during the term of this Agreement as set forth in
                           Section 2, above, up to and including the Termination Date.

         (b) NONCOMPETITION: During the Restricted Period, Executive shall not, either directly or indirectly:

                  (i) have any ownership interest (whether as proprietor, partner, stockholder or otherwise) in, or

                  (ii) be an officer, director or general or managing partner of, or hold a similar position in, or

                  (iii) act as agent, broker or distributor for, or advisor or consultant to, or

                  (iv) be employed in an executive or management position with any business however organized or conducted which is engaged or which Executive knows or reasonably should know plans to become engaged in the Restricted Business in the Territory without the permission of the disinterested members of STT's Board of Directors. Further, any ownership interest held by Executive at the time of the execution of this Agreement shall be deemed so permitted. However, notwithstanding any of the foregoing, the ownership by Executive of less than one percent (1%) of the shares of the capital stock of a publicly held entity shall in no event be deemed a violation of any provision of this paragraph.

         (c) NO INTERFERENCE WITH CUSTOMERS OR PROPERTY OWNERS: During the Restricted Period, Executive will not in any way, directly or indirectly:

                  (i) call upon, compete for, solicit, divert or take away, or attempt to solicit, divert or take away, from Employer the business of any Customer; or

                  (ii) attempt or seek to cause any Customer to refrain, in any respect, from doing business with Employer, or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Employer and Customer; or


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                  (iii)    call upon, compete for, solicit, divert or take away,
                           or attempt to solicit, divert or take away, any pending or contemplated acquisition of timberlands, timber cutting rights, timber deeds, or any other type of property rights, from a Property Owner; or

                  (iv) attempt or seek to cause any Property Owner to refrain from consummating any pending or contemplated transaction with Employer, or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Employer and any Property Owner.

         (d) NO INTERFERENCE WITH EMPLOYEES. During the Restricted Period, Executive will not in any way, directly or indirectly, request or induce any other employee of Employer to terminate his employment with Employer.

         (e) NO EFFECT OF TERMINATION OF EMPLOYMENT. The termination of Executive's employment with STT shall not limit or otherwise affect the agreements set forth in this Section 5, which shall continue and expressly survive the termination of Executive's employment and this Agreement.

6.       RECORDS/NONDISCLOSURE/COMPANY POLICIES

         (a) GENERAL: All records, financial statements and similar documents obtained, reviewed or compiled by Executive as part of the performance of his services for or duties to Employer pursuant to this Agreement shall be the exclusive property of Employer, and Executive shall have no rights in such documents on or after the earlier of Executive's Termination Date (as defined in paragraph no. 8(b)(vi), below) or the last day of the term of this Agreement as set forth in Section 2, above.

         (b) CONFIDENTIAL INFORMATION AND TRADE SECRETS: Executive will not disclose to any person or entity or use for his own benefit or gain, any confidential information or trade secrets of the Employer obtained by him incident to his employment with STT. Executive shall take all reasonable steps to safeguard any confidential information and trade secrets and to protect same against disclosure, misuse, loss or theft. The term "Confidential Information" includes, without limitation, financial information, business plans, prospects and opportunities which have been discussed or considered by the management of Employer, but does not include any information which has become part of the public domain by means other than Executive's failure to observe his obligations hereunder. However, nothing in this paragraph shall be construed as prohibiting, restricting or preventing Executive from making any disclosure required by applicable law, the rules of the New York Stock Exchange or of any other securities market on which STT's securities are listed, or which are otherwise called for in connection with the performance of his duties and responsibilities thereunder or pursuant to this Agreement.



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         (c)      SURVIVAL: The agreements set forth in this Section 6 shall survive beyond the term of Executive's employment, as set forth in Section 2, above, and shall remain in full force and effect for seven (7) years thereafter.

7.       CERTAIN GENERAL PROVISIONS

         (a) REPRESENTATIONS AND WARRANTIES: Executive represents and warrants to STT:

                  (i) that, excluding any statutory or case law generally applicable to all persons or entities, he is not subject to any decision, order, decree or judgment issued by any governmental authority or arbitrator or arbitration panel involving noncompetition, nonsolicitation, rights to inventions, work product or intellectual property;

                  (ii) that he will not use in his employment pursuant to this Agreement, disclose to Employer or induce Employer to use any trade secrets or proprietary or confidential information or materials belonging to others.

         (b) REMEDIES: Any violation of any provision of the foregoing Sections 5 and 6 may cause irreparable harm to Employer, and damages may not be an adequate remedy. Employer shall therefore be entitled to seek injunctive relief from any court of competent jurisdiction in the United States of America enjoining, prohibiting and restraining Executive from the continuance of any such violation. However, should Employer seek injunctive relief in any such court, Executive may then elect to have any or all controversies or claims, including any claim for injunctive relief, arising out of or relating to this Agreement or the breach thereof heard and determined by such court or by any other court of competent jurisdiction in the United States of America or to have any or all such controversies or claims settled by arbitration pursuant to the provisions of paragraph no. 10(b), below.

         (c) NOTICE TO OTHERS: Executive hereby agrees that, notwithstanding any other provision of this Agreement, Employer may disclose the prohibitions contained in Sections 5 and 6 hereof to any person or entity, including one that at the time employs or is considering employing Executive.

         (d) MODIFICATION: Should any provision of the foregoing Section 5 or 6 be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by law, and its scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.



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8.       TERMINATION

         (a)      CERTAIN DEFINED TERMS

                  (i) CHANGE OF CONTROL: A "Change of Control" shall be deemed to have occurred when any of the following events occurs:

                           (A) Any "person" (other than (1) any employee plan established by STT, (2) STT, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of STT in substantially the same proportions as their ownership of STT) is or becomes the beneficial owner, directly or indirectly, of securities of STT representing 50% or more of the combined voting power of STT's then outstanding voting securities [as used in this paragraph, "person" shall have the same meaning as that term does as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")]; or

                           (B) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than an individual whose nomination for election is in connection with an actual or threatened election contest relating to the election of the directors of STT, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment, election, or nomination for election by STT's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                           (C)      There is consummated a merger or
                                    consolidation of STT with or into any other corporation or other entity, or a transaction having a similar result or effect, other than a merger, consolidation, or other transaction which would result in the holders of the voting securities of STT outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 65% of the combined voting power of the voting securities of either STT or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

                           (D) There is consummated a sale or disposition by STT of all or substantially all of STT's assets.



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                  (ii)     DISABILITY: The term "disabled" and variations of it
                           mean a physical condition of Executive which is of a nature and duration sufficient to require payment under the provisions of STT's long-term disability insurance covering Executive, if such a policy is in effect at the time the disability commences, and, if no such policy is then in effect, a disability determined by a physician mutually agreed upon by STT and the Executive to substantially interfere with the Executive's ability to perform the essential duties of his employment.

                  (iii) FOR CAUSE: The phrase "for cause" and variations of it mean because of:

                           (A) willful failure (other than by reason of disability) to perform any of the duties or to fulfill any of the obligations set forth in the provisions of Sections 3, 5 or 6, above;

                           (B) willful failure (other than by reason of disability) to respond to a request by the Board of Directors or Chief Executive Officer of STT which is reasonable in light of Executive's duties as described in
                                    Section 3 and of the resources and support provided to him by Employer after notice and reasonable opportunity to cure or comply;

                           (C) willful disclosure to any of Employer's then or prospective competitors of any trade secrets or confidential or proprietary information of Employer; or Executive's giving any such competitor material assistance in the conduct of such competitor's business;

                           (D) willfully giving any of Employer's then or prospective competitors material assistance in the conduct of its business;

                           (E)      willfully engaging in any act that
                                    constitutes a material conflict of interest with Employer;

                           (F) willful usurpation of a material business opportunity of Employer;

                           (G) willful misappropriation of a material amount of Employer's funds or property;

                           (H) willfully attempting to secure any personal profit in connection with any transaction entered into on behalf of Employer;

                           (I) conviction of or the entering of a guilty plea in any court of competent jurisdiction in the United States of America with respect to fraud, theft, embezzlement or any other felony demonstrated to have a direct, material, adverse financial effect on Employer or on a customer or property owner; or



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                           (J)      conviction of or the entering of a guilty
                                    plea in any court of competent jurisdiction in the United States of America with respect to a felony which demonstrably and materially impairs or harms Employer's ability to conduct its business.

                  (iv) FOR GOOD REASON: For purposes of this Agreement, the phrase "for good reason" and variations of it shall mean because of:

                           (A) Employer's assignment of Executive, without his consent, to a position, responsibilities or duties of any materially lesser status or degree of responsibility or authority than his position, responsibilities or duties at the Effective Date; or

                           (B) Employer's diminution of, or refusal to pay when due, Executive's Salary under paragraph no. 4(a)(i), above, or any Bonus awarded to Executive under paragraph no. 4(b), above, (provided that, in the case of any such Bonus only, any conditions placed upon the payment of same have been satisfied); or

                           (C) Employer's material diminution of the aggregate of Executive's Benefits under paragraph no. 4(a)(ii), above, or of the aggregate of Executive's vacations, holidays and sick leave under paragraph no. 4(c), above;

                           (D) Employer's material reduction or diminution of the conditions of Executive's employment including, without limitation, Employer's failure to provide Executive with office, secretarial services and such other facilities and support services as are reasonably appropriate and necessary for the performance of Executive's duties under this Agreement.

                           (E)      Any Change in Control as defined in
                                    paragraph no. 8(a)(i), above.

         (b) EVENTS: Executive's employment pursuant to this Agreement shall terminate upon the first to occur of any of the following events:

                  (i) TERMINATION BY EXECUTIVE: Executive may terminate his employment pursuant to this Agreement for any reason or "for good reason" (as defined above) upon prior written notice to STT, and such termination shall be effective upon the expiration of the time period in such notice (or such earlier time as STT and Executive may agree). For purposes of this paragraph, the time period for said prior written notice shall be six months, if said notice is given during the first two years of the term of this Agreement, and ninety days if given thereafter.

                  (ii) TERMINATION WITHOUT CAUSE BY STT: STT may terminate Executive's employment pursuant to this Agreement without cause upon prior written notice to Executive, and such termination shall be effective upon the expiration of the time period in such notice (or such earlier time as STT and Executive may agree). For purposes of this paragraph, the time period for said prior written notice shall be six



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                           months, if said notice is given during the first two
                           years of the term of this Agreement, and ninety days if given thereafter.

                  (iii) WITH CAUSE BY STT: STT may immediately terminate Executive's employment pursuant to this Agreement for cause upon written notice to Executive, and such termination shall be effective upon the giving of such notice.

                  (iv) TERMINATION ON ACCOUNT OF DEATH OR DISABILITY: Upon the death or disability of Executive, Executive's employment pursuant to this Agreement shall terminate, and such termination shall be effective on the date upon which the death or disability of executive occurs.

                  (v) NON-RENEWAL OF TERM: Should Executive give STT written notice at least thirty (30) days prior to the expiration of either the original four-year term of his employment or any of the subsequent, consecutive one-year terms set forth in Section 2, above, Executive's employment pursuant to this Agreement shall terminate upon the last day of said term and such termination shall be effective on said day.

                  (vi) "TERMINATION DATE" means the date upon which Executive's termination becomes effective.

         (c) TERMINATION PAY: Effective upon the termination of Executive's employment pursuant to this Agreement, STT shall be obligated to pay Executive (or in the event of his death, his estate, or in the event a personal representative is appointed, his personal representative) only such compensation as is provided in this paragraph no. 8(c). ("Termination Pay"):

                  (i) COMPENSATION UPON TERMINATION BY EXECUTIVE OTHER THAN FOR GOOD REASON: If Executive terminates his employment pursuant to this Agreement other than for good reason, then STT shall pay Executive all his compensation owed him under Section 4, above, through and including the Termination Date only.

                  (ii) COMPENSATION UPON TERMINATION BY STT WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON: If STT terminates Executive's employment pursuant to this Agreement without cause, or if Executive terminates said employment for good reason, then STT shall pay Executive (A) his Salary for the remainder of the Restricted Period, at the rate at which it was paid at the Termination Date, and (B) an amount equal to either (i) the amount of his target Bonus in respect of the fiscal year in which the Termination Date occurs, if the amount of such target Bonus has been established as of the Termination Date, or (ii) if the amount of such target Bonus has not been determined as of the Termination Date, the amount of the Bonus he received in respect of the immediately preceding fiscal year, and STT shall continue to provide Executive with the medical Benefits he received as of the Termination Date through the last day of the Restricted Period only.



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                  (iii)    COMPENSATION UPON TERMINATION BY STT FOR CAUSE: If
                           STT terminates Executive's employment pursuant to this Agreement for cause, then STT shall pay Executive all his compensation owed him under Section 4, above, through and including the Termination Date only.

                  (iv)     COMPENSATION UPON TERMINATION BY DEATH OR DISABILITY:
                           If Executive's employment pursuant to this Agreement is terminated by reason of the death or disability of Executive, then STT shall pay Executive or his estate, as appropriate, all his compensation owed him under Section 4, above, through and including the Termination Date only.

                  (v) COMPENSATION UPON NON-RENEWAL OF TERM: If Executive's employment is terminated by non-renewal of its term under paragraph no. 8(b)(v), above, STT shall, in its sole discretion, determine whether Executive shall thereafter be subject to the restrictions set forth in paragraphs nos. 5(b), 5(c) and 5(d), above, for a period of up to but not exceeding one (1) year from the Termination Date. If STT determines that Executive shall be subject to said restrictions, then it shall pay him as if he were terminated without good cause or for good reason as specified in paragraph no. 8(b)(ii), above, during whatever period STT determines said restrictions shall apply. If STT determines that Executive shall not be subject to any such restrictions, then it shall pay him all his compensation owed him under Section 4, above, through and including the Termination Date only.

                  (vi) AWARDS UNDER STT INCENTIVE PLANS: Executive shall receive all rights and benefits granted to Executive under STT's 1999 Omnibus Incentive Plan and any other incentive plans of STT in which Executive participates, and any agreements with Executive pursuant thereto. The vesting and exercise of any stock options and the forfeitability of any stock-based grants held by Executive shall be governed by the terms of such plans and the related agreements between Executive and STT rather than this Agreement.

         (d)      TIMING OF TERMINATION PAY:

                  (i) FOR GOOD REASON: If Executive terminates his employment pursuant to this Agreement for Good Reason (except for any Change in Control, in which case the provisions of the following paragraph shall control) or Executive's employment hereunder is terminated by reason of death, then the full amount of any Termination Pay owed to Executive or his estate pursuant to the provisions of this Section shall become due and payable upon the Termination Date. Employer shall make payment at the time(s) and in the manner(s) specified by Executive, or by the executor of his estate, as appropriate, in written notice to Employer. Executive, or the executor of his estate, as appropriate, shall have the right to specify whether payment of the Termination Pay shall be made in whole or in part, and the specification of the payment of any part shall not waive or limit Executive's or his estate's right to receive the remainder of the whole.



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                  (ii)     FOR OTHER REASON: If Executive or STT terminates his
                           employment pursuant to this Agreement for any reason other than than set forth in the preceding paragraph, then any Termination Pay owed to Executive or to his estate shall be paid in accordance with STT's normal payroll schedule.

         (e) RELEASE AND WAIVER OF OTHER CAUSES OF ACTION: Payment by STT of the full amount of any Termination Pay owed Executive pursuant to this Agreement shall be made promptly by STT upon receipt of a full and final release and waiver by Executive, in form and substance reasonably satisfactory to STT, of any and every claim and cause of action which Executive may have against STT, STOC, STP or any of their affiliates and subsidiaries arising out of or relating to his employment pursuant to this Agreement, whether such action is at equity or common law or arises out of any federal, state or local statute or regulation (including, but not limited to, the termination of such employment. Further, as long as STT makes timely payment of any portions or installments of Executive's Termination Pay pursuant to the provisions of paragraph no. 8(d), above, Executive shall not commence any such claim or action in any court or before any administrative body or arbitration panel. However, nothing in this paragraph shall be construed to limit Executive's right to bring an action arising out of the breach of any provision of this Agreement in any appropriate court or before any appropriate arbitration panel, consistent with the terms otherwise set forth herein.

9.   LITIGATION AND REGULATORY COOPERATION AFTER TERMINATION

         (a) EXTENT OF COOPERATION: After the termination of Executive's employment hereunder, Executive shall reasonably cooperate with STT in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of STT and which relate to events or occurrences that transpired while Executive was employed by STT, but if and only if such cooperation shall not materially and adversely affect Executive or expose Executive to an increased probability of civil or criminal litigation. Executive's cooperation in connection with such claims or action shall include being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of STT at mutually convenient times. After Executive's employment, Executive also shall cooperate fully with STT in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by STT, but if and only if such cooperation shall not materially and adversely affect Executive or expose Executive to an increased probability of civil or criminal litigation. However, notwithstanding any of the foregoing, nothing in this paragraph shall be construed to require Executive to cooperate or provide any services to, on or on behalf of STT in excess of four (4) hours in any one day or for a total of more than twenty (20) hours, nor to require Executive to travel more than fifty (50) miles from his home in order to render such cooperation, nor to provide any cooperation under this paragraph after seven (7) years from Executive's Termination Date.



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


         (b) COMPENSATION FOR COOPERATION: STT shall compensate Executive for all cooperation or other services rendered pursuant to this Section 9 by paying him the greater of (i) a sum equal to all of his lost salary, earnings and profits attributable to his provision of such cooperation and services, or (ii) compensation on an hourly basis calculated at his final hourly Salary rate. STT shall also reimburse Executive for all costs and expenses incurred in connection with his performance under this Section 9, including, without limitation, all reasonable attorneys' fees and costs.

10.      MISCELLANEOUS

         (a) GOOD FAITH EFFORTS; FURTHER ASSURANCES; COOPERATION: The parties shall in good faith undertake to perform their agreements in this Agreement, to satisfy all conditions and to cause the purposes of this Agreement to be accomplished promptly in accordance with its terms.

         (b) ARBITRATION: Any controversy or claim arising out of or relating to this Agreement or the breach thereof not subject to paragraph no. 7(b), above, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Said arbitration shall be before a panel of three arbitrators. Executive shall choose one arbitrator, STT shall choose one arbitrator and the two arbitrators so chosen shall choose the third arbitrator. Said arbitration shall take place in the state of New Hampshire within sixty days of notice by one party to the other, unless they shall mutually agree to a longer or shorter time. Judgment upon the award rendered by the panel may be entered by any court of competent jurisdiction. Executive and STT shall each pay fifty percent (50%) of the panel's fees. The panel shall award reasonable interest, attorneys' fees and costs to the prevailing party but shall have no power to award punitive damages.

         (c)      NOTICES: Each notice, communication and delivery under this
                  Agreement:

                  (i) shall be made in writing signed by the party giving it;

                  (ii) shall specify the section of this Agreement pursuant to which it is given;

                  (iii) shall either be delivered in person, by any form of United States Mail if a return receipt is provided therewith, by telecopier or by a nationally recognized next business day delivery service (such as Federal Express, United Parcel Service, DHL or any other similar delivery service provider);

                  (iv)     shall be given to the address specified below;

                  (v)      shall be deemed to be given:

                           (A)      if delivered in person, on the date
                                    delivered, or



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


                           (B) if sent by telecopier, on the date of confirmation of receipt, by telephone or otherwise, or

                           (C) if sent by a nationally recognized next business day courier service with all costs paid, on the date of confirmation of receipt.

                  The addresses are as follows:

                  If to Executive, to:

                  Thomas P. Broom
                  101 Mountain Road
                  New London, NH 03257
                  Telecopier:
                  Confirm:  (603) 529-5854

                  If to STT:

                  Strategic Timber Trust, Inc.
                  5 North Pleasant Street
                  New London, New Hampshire 03257
                  Attn: Secretary
                  Telecopier:       603/526-7811
                  Confirm:          603/526-7800

                  Such notice shall be given to such other representatives or at such other addresses as a party may furnish to the other parties pursuant to the foregoing. If notice is given pursuant to this Section of a permitted successor or assign of a party, then notice shall thereafter be given as set forth above also to such successor or assign of such party.

         (d) COMPUTATION OF TIME: Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or any public or legal holiday, whether federal or of a state in which the person or entity having such privilege or duty resides or has its principal place of business, the party to this Agreement having such privilege or duty shall have until 5:00 p.m. (Eastern time) on the next succeeding regular business day to exercise such privilege or to discharge such duty.

         (e)      ASSIGNMENT; SUCCESSOR IN INTEREST:

                  (i) BY STT: Except with the prior written consent of Executive, no assignment, transfer or delegation by STT of any of its rights and obligations under this Agreement may be made to any other entity, except that STT may make any such assignment, transfer or delegation:

                           (A) to STOC or STP or any of STT's affiliates or subsidiaries; and

                           (B) if STT is merged into or acquired by another business entity such that there is a Change in Control, to the business entity into which STT is merged or by which it is acquired.

                  (ii) BY EXECUTIVE: Executive (or, under appropriate circumstances, the executor of Executive's estate) may transfer or assign any of his rights to receive Executive's Total Compensation or any component of Executive's Total Compensation, in whole or in part, to any of Executive's heirs, devisees, legatees or beneficiaries upon written notice to STT. No other transfer or assignment may be made to any party by Executive of any of his rights or obligations under this Agreement.

         (f) BINDING NATURE: This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, beneficiaries and successors and assigns; shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person or entity, whether an employee or otherwise, whatsoever); and upon a permitted assignment, any reference to a party to this Agreement shall also be a reference to a permitted successor or assign.

         (g) REMEDIES CUMULATIVE: The rights and remedies specified in any provision of this Agreement shall be in addition to all other rights and remedies a party may have under any other agreement or applicable law, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not it elects to terminate this Agreement), and all such rights and remedies shall be cumulative.

         (h) DEFENSE/INDEMNIFICATION/HOLD HARMLESS: STT shall, to the greatest extent allowed by applicable law, provide Executive a defense, indemnify Executive and hold Executive harmless from any civil or criminal claim, award or judgment which arises out of Executive's acts performed or omissions committed in the course of, or which Executive reasonably believed he performed or committed in the course of, the performance of his duties pursuant to this Agreement. However, nothing in this paragraph shall require STT to provide Executive a defense, indemnify Executive or hold Executive harmless from any such claim, award or judgment which arises out of any such act or omission which, at the time of same, Executive knew or reasonably should have known constituted cause for termination as set forth in paragraph no. 8(a)(iii), above.

         (i) INSURANCE: STT shall cause Executive to appear as an additional named insured on any policy of Directors' and Officers' Liability Insurance which STT procures on behalf of itself and/or on behalf of any of its Executive Officers. Should Executive not appear as an additional named insured on any such policy, STT shall be liable to Executive for the full amount of insurance coverage which Executive would have had pursuant to such policy had STT fulfilled its obligation under this paragraph.

         (j) EXPENSES OF ENFORCING THIS AGREEMENT: Subject to the provisions of paragraph no. 10(b), above, any expense incurred in enforcing any or all of the provisions of this Agreement shall be reimbursed to the prevailing party.

         (k)      INTEGRATION; AMENDMENT: This Agreement:

                  (i) supersedes all prior negotiations, agreements and understandings between the parties to this Agreement with respect to its subject matter, and

                  (ii) constitutes the entire agreement between the parties to this Agreement with respect to its subject matter, and

                  (iii) may not be altered or amended, nor may any material provision be waived, except in writing signed by Executive and STT.

         (l) WAIVER: No waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement

         (m) CONTROLLING LAW: This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of New Hampshire (except the laws of that jurisdiction that would render such choice of laws ineffective).

         (n) COPIES: This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.

         (o) COUNTERPARTS: This Agreement may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts.

         (p) RESIGNATIONS: Upon Executive's Termination Date, Executive shall be deemed to have resigned from any and all offices he may have held and from any employment he had with STT, STOC, STP and any and all subsidiaries and affiliates of STT, STOC or STP which were in existence on the Effective Date or which came into existence during the term of this Agreement as set forth in Section 2, above, up to and including the Termination Date.




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
         (q) INDEPENDENT: The agreements set forth above (or any part of them) are, shall be deemed and shall be construed as separate and independent agreements. If any such agreement or any part of such agreement is held invalid, void or unenforceable by any court or arbitration panel of competent jurisdiction, such holding shall in no way render invalid, void or unenforceable any other part or provision thereof or any separate agreement.


        DULY EXECUTED and delivered by the parties to this Agreement as of the dates set forth below.


Executive:                          /s/      Thomas P. Broom
                                    --------------------------------------------
                                    Name:    Thomas P. Broom
                                    Title: EVP
                                    Date: 3/24/99


STT:                                STRATEGIC TIMBER TRUST, INC.


                                    By:  /s/  Joseph E. Rendini
                                    --------------------------------------------
                                    Name:  Joseph E. Rendini
                                    Title:  Secretary and Vice President
                                    Date:  3/24/99



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